UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 12, 2015
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, the registrant announced that Donald W. Blair, Executive Vice President and Chief Financial Officer of NIKE, Inc. (“NIKE”), will retire from that position effective July 31, 2015. Also on February 12, 2015, NIKE’s Board of Directors appointed Andrew Campion as Executive Vice President and Chief Financial Officer, effective August 1, 2015.

Mr. Campion, 43, joined NIKE in 2007 as Vice President of Global Planning and Development, leading long-range financial and strategic planning. He was appointed Chief Financial Officer of the NIKE Brand in 2010, responsible for leading all aspects of financial management for the company’s flagship brand. In 2014, he was appointed Senior Vice President, Strategy, Finance and Investor Relations in addition to his role as Chief Financial Officer of the NIKE Brand. Prior to joining NIKE, he held leadership roles in strategic planning, mergers and acquisitions, financial planning and analysis, operations planning, investor relations, and tax at The Walt Disney Company from 1996 to 2007.

NIKE’s Compensation Committee will consider adjustments to Mr. Campion’s compensation as part of the annual review of executive compensation in June 2015. A previous agreement dated January 23, 2007 between Mr. Campion and NIKE contains a covenant not to compete that extends for one year following the termination of his employment with NIKE. The agreement provides that if Mr. Campion’s employment is terminated by NIKE at any time, NIKE will make monthly payments to him during the one-year noncompetition period in an amount equal to his current monthly base salary. The agreement provides further that if Mr. Campion voluntarily resigns at any time, NIKE will make monthly payments to him during the one-year noncompetition period in an amount equal to 50% of his current monthly base salary. NIKE may unilaterally waive the covenant. If the covenant is waived, NIKE will not be required to make the payments described above for the months as to which the waiver applies.

NIKE will amend this Current Report if the Compensation Committee adjusts Mr. Campion’s compensation in a manner that is not materially consistent with the description above or NIKE’s executive compensation program described in NIKE’s proxy statement for its 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on July 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: February 12, 2015	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer